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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
VARIAN MEDICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On behalf of Varian Medical Systems, Inc. ("Company"), attached are the following documents:

Exhibit A	Press Release of the Company announcing "Varian Medical Systems Sets Record Date and Meeting Date for Special Stockholder Meeting".

This document is being released on the even date hereof to the public.

EXHIBIT A

[SEE ATTACHED]

FOR INFORMATION CONTACT:
Elisha Finney (650) 424-6803
elisha.finney@varian.com

Spencer Sias (650) 424-5782
spencer.sias@varian.com

 For Immediate Release:

Varian Medical Systems Sets Record Date and Meeting Date for Special Stockholders' Meeting

PALO ALTO, CA., March 16, 2004—Varian Medical Systems, Inc. (NYSE:VAR) today announced that the company will hold a special meeting of stockholders on June 10, 2004 at its headquarters here. Varian Medical Systems' stockholders of record will be asked to approve an amendment to its Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 90 million shares. Varian Medical Systems' board of directors is proposing to increase the number of shares of authorized common stock to a total of 189 million shares for general business purposes and a possible stock split.

        Varian Medical Systems' stockholders of record on April 12, 2004 will be entitled to vote at the special meeting. The company announced that it expects to mail the definitive proxy statement regarding the proposal to its stockholders of record on or before May 3, 2004. The special stockholder meeting will be held at 1:00 PM PT on June 10, 2004 at its headquarters at 3100 Hansen Way, Palo Alto, California.

        Investors and security holders are urged to read the proxy statement regarding the proposal to increase the company's authorized shares of common stock because it contains important information. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Varian Medical Systems with the SEC at the SEC's web site at www.sec.gov and on the company website at www.varian.com/investor. The proxy statement and these other documents may also be obtained for free from Varian Medical Systems by directing a request to Varian Medical Systems, 3100 Hansen Way, Palo Alto, CA 94304, (650) 424-5834, Attention: Investor Relations.

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        Varian Medical Systems, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with this proposal. Information about the directors and executive officers of Varian Medical Systems and their ownership of Varian Medical Systems stock is set forth in the company's proxy statement for the 2004 annual stockholders' meeting filed December 30, 2003, with the Securities and Exchange Commission. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement for the special meeting.

# # #

Varian Medical Systems, Inc., (NYSE:VAR) of Palo Alto, California is the world's leading manufacturer of integrated cancer therapy systems, which are treating thousands of patients per day. The company is also a premier supplier of X-ray tubes and flat-panel digital subsystems for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 2,975 people who are located at manufacturing sites in North America and Europe and in its 48 sales and support offices around the world. In its most recent fiscal year ended September 26, 2003, Varian Medical Systems reported sales of over $1 billion. Additional information is available on the company's investor relations web site at www.varian.com

Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about plans to hold a special stockholders meeting, mail a proxy statement to Varian Medical Systems stockholders, and a vote by Varian Medical Systems stockholders on a proposal to amend the company's restated certificate of incorporation to increase the company's authorized shares of common stock. Actual results might differ materially from these statements due to risks and uncertainties, including those associated with the approval of the proposal by Varian Medical Systems' stockholders; and changes in general economic, business and industry conditions. More complete descriptions of the risks applicable to Varian Medical Systems appear in the company's documents filed with the Securities and Exchange Commission and available on request from Varian Medical Systems. Varian Medical Systems disclaims any intent or obligation to update these forward-looking statements.

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EXHIBIT A
  Varian Medical Systems Sets Record Date and Meeting Date for Special Stockholders' Meeting